  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 18, 1998

                                                     REGISTRATION NO. 333-46547
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                            AMENDMENT NO. 2 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                               MAY & SPEH, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                              36-2992650
    (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NO.)

    INCORPORATION OR ORGANIZATION)
                                1501 OPUS PLACE
                         DOWNERS GROVE, ILLINOIS 60515
                                (630) 964-1501
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              ANDY V. JONUSAITIS
                               MAY & SPEH, INC.
                                1501 OPUS PLACE
                         DOWNERS GROVE, ILLINOIS 60515
                                (630) 964-1501
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
         ROBERT A. MCWILLIAMS                    MARGUERITE M. ELIAS
           FREEBORN & PETERS                    KATTEN MUCHIN & ZAVIS
  311 SOUTH WACKER DRIVE, SUITE 3000           525 WEST MONROE STREET
     CHICAGO, ILLINOIS 60606-6677              CHICAGO, ILLINOIS 60661
            (312) 360-6000                         (312) 902-5200
      (312) 360-6570 (FACSIMILE)             (312) 902-1061 (FACSIMILE)

                                --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------

                        CALCULATION OF REGISTRATION FEE

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
                                                           PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF      AMOUNT      PROPOSED MAXIMUM     AGGREGATE      AMOUNT OF
    SECURITIES TO BE          TO BE     AGGREGATE OFFERING     OFFERING     REGISTRATION
       REGISTERED         REGISTERED(1) PRICE PER UNIT(2)      PRICE(3)        FEE(3)
----------------------------------------------------------------------------------------
Convertible Subordinated
 Notes due 2003.........       --               --           $115,000,000     $33,925(4)
----------------------------------------------------------------------------------------
Common Stock, par value
 $0.01 per share(5).....    4,600,000        $13.5625        $ 62,387,500     $18,405(4)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Includes $15,000,000 principal amount of Convertible Subordinated Notes and 600,000 shares of Common Stock subject to the Underwriters' over-allotment options.
(2) Calculated pursuant to Rule 457(c) based on the average high and low sales prices of the Common Stock on February 12, 1998 as reported by The Nasdaq Stock Market.
(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) with respect to the Convertible Subordinated Notes and Rule 457(c) with respect to the Common Stock.
(4) Amount previously paid.
(5) There are also registered hereunder such indeterminate number of shares of Common Stock, par value $0.01 per share, of May & Speh, Inc. as may be issuable upon conversion of the Convertible Subordinated Notes due 2003, and certain stock purchase rights issued pursuant to a Rights Agreement.

                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED MARCH 18, 1998

PROSPECTUS
         , 1998
                                  $100,000,000

                                      LOGO

                   % CONVERTIBLE SUBORDINATED NOTES DUE 2003

  The   % Convertible Subordinated Notes due 2003 (the "Notes") will be convertible at the option of the holder into shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), at any time prior to maturity, unless previously redeemed or repurchased, at a conversion price (the
"Conversion Price") of $   per share (equivalent to a conversion rate of
shares per $1,000 principal amount of Notes), subject to adjustment in certain
events. Interest on the Notes is payable semi-annually on        and        of
each year, commencing on       , 1998. On March 2, 1998, the last reported sale
price of the Common Stock on the Nasdaq National Market (where it trades under the symbol "SPEH") was $12 1/2 per share.

  The Notes are redeemable, in whole or in part, at the option of the Company,
at any time on or after           , 2001, at the redemption prices set forth
herein, plus accrued and unpaid interest to the date of redemption. The Company will be required to offer to purchase the Notes upon a Change in Control (as defined), at 100% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase.

  The Notes are general, unsecured obligations of the Company, subordinated in right of payment to all current and future Senior Indebtedness (as defined) of the Company. In addition, the Notes will be structurally subordinated to all current and future liabilities (including trade payables) of the Company's subsidiaries. At December 31, 1997, as adjusted to give effect to the issuance and sale of the Notes and the application of the estimated net proceeds therefrom, approximately $26.0 million of outstanding indebtedness of the Company would have constituted Senior Indebtedness, and the Company's subsidiary had no outstanding obligations. The Company's existing revolving credit facility (the "Existing Credit Facility") provides for borrowings of up to $2.0 million. No amounts were outstanding under the Existing Credit Facility as of December 31, 1997. In addition, the Company is negotiating with a group of banks for a new revolving credit facility (the "New Credit Facility") which is expected to provide for borrowings of up to $100.0 million. Indebtedness under the Existing Credit Facility and the New Credit Facility would be Senior Indebtedness. The Indenture (as defined) will not restrict the incurrence of Senior Indebtedness or other indebtedness by the Company and its subsidiaries. See "Description of Notes."

  Application has been made for quotation of the Notes on the Nasdaq SmallCap Market under the symbol "SPEHG."

  Concurrently with this offering of Notes (the "Note Offering"), certain selling stockholders (the "Selling Stockholders") of the Company are offering 4,000,000 shares of Common Stock pursuant to a separate Prospectus (the "Common Stock Offering"). The Company will not receive any of the net proceeds from the sale of the Common Stock by the Selling Stockholders. In addition, the Company will sell up to 600,000 shares of Common Stock in the Common Stock Offering if and to the extent the underwriters' over-allotment option is exercised. Consummation of the Note Offering is not a condition to consummation of the Common Stock Offering, and consummation of the Common Stock Offering is not a condition to consummation of the Note Offering.

  SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE   COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
  SECURITIES  AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
   PASSED   UPON  THE  ACCURACY   OR  ADEQUACY   OF  THIS  PROSPECTUS.   ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                                               PRICE    UNDERWRITING   PROCEEDS
                                              TO THE   DISCOUNTS AND    TO THE
                                             PUBLIC(1) COMMISSIONS(2) COMPANY(3)
--------------------------------------------------------------------------------
Per Note....................................        %            %            %
Total(4).................................... $            $            $

--------------------------------------------------------------------------------
(1) Plus accrued interest, if any, from the date of issuance.
(2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) Before deducting expenses payable by the Company estimated at $434,000.
(4) The Company has granted to the Underwriters an option exercisable within 30 days after the date of this Prospectus to purchase up to an additional $15,000,000 aggregate principal amount of Notes on the same terms as set forth above, at the Price to the Public, less the Underwriting Discounts and Commissions, solely for the purpose of covering over-allotments, if any. If such option is exercised in full, the total Price to the Public, Underwriting Discounts and Commissions and Proceeds to the Company will be
    $       , $        , and $       , respectively. See "Underwriting."

  The Notes are being offered by the several Underwriters when, as and if delivered to and accepted by them, subject to certain conditions, including their rights to withdraw, cancel or reject orders in whole or in part. It is expected that delivery of the Notes will be made in New York, New York, on or
about          , 1998, in book-entry form through the facilities of The
Depository Trust Company against payment therefor in immediately available funds.

DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION
               MERRILL LYNCH & CO.
                         ABN AMRO INCORPORATED
                                                        PAINEWEBBER INCORPORATED

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED MARCH 18, 1998

PROSPECTUS
         , 1998
                                4,000,000 SHARES

                                      LOGO

                                  COMMON STOCK

  All of the 4,000,000 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") offered hereby are being sold by certain stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders." The Company will not receive any of the proceeds from the sale of the shares by the Selling Stockholders.

  Concurrently with this offering of Common Stock (the "Common Stock Offering"), the Company is offering (the "Note Offering"), pursuant to a separate Prospectus, $100,000,000 principal amount (excluding the underwriters'
over-allotment option) of     % Convertible Subordinated Notes due 2003 (the
"Notes"). The net proceeds of the Note Offering are expected to be used to repay the Company's entire indebtedness under a term loan, with the balance to be used for capital expenditures, working capital and other general corporate purposes, including possible acquisitions. Consummation of the Common Stock Offering is not a condition to consummation of the Note Offering, and consummation of the Note Offering is not a condition to consummation of the Common Stock Offering. See "Use of Proceeds."

  The Common Stock is quoted on the Nasdaq National Market under the symbol "SPEH." On March 2, 1998, the last reported sale price of the Common Stock was $12 1/2 per share. See "Price Range of Common Stock."

  SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE   COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
  SECURITIES  AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
   PASSED   UPON  THE  ACCURACY   OR  ADEQUACY   OF  THIS  PROSPECTUS.   ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                                             PRICE    UNDERWRITING  PROCEEDS TO
                                             TO THE  DISCOUNTS AND  THE SELLING
                                             PUBLIC  COMMISSIONS(1) STOCKHOLDERS
--------------------------------------------------------------------------------
Per Share..................................   $           $            $
Total(2)................................... $           $             $

--------------------------------------------------------------------------------
(1) The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) The Company has granted to the Underwriters an option exercisable within 30 days after the date of this Prospectus to purchase up to an additional 600,000 shares of Common Stock on the same terms as set forth above, at the Price to the Public, less the Underwriting Discounts and Commissions, solely for the purpose of covering over-allotments, if any. If such option is exercised in full, the total Price to the Public and Underwriting
    Discounts and Commissions will be $       and $       , respectively, and
    the total proceeds to the Company will be $            before deducting
    expenses payable by the Company estimated at $366,000. See "Underwriting."

  The shares are being offered by the several Underwriters when, as and if delivered to and accepted by them, subject to certain conditions, including their rights to withdraw, cancel or reject orders in whole or in part. It is expected that delivery of the shares will be made in New York, New York, on or
about          , 1998.

DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION
               MERRILL LYNCH & CO.
                         ABN AMRO INCORPORATED
                                                        PAINEWEBBER INCORPORATED

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The estimated expenses to be paid by the Registrant in connection with the Note Offering and the Common Stock Offering are as follows:

      Registration Fee................................................ $ 52,330
      NASD Filing Fee.................................................   18,739
      Nasdaq Listing Fees.............................................   18,000
      Blue Sky Fees and Expenses......................................    5,000
      Printing and Engraving..........................................  150,000
      Accounting Fees and Expenses....................................   75,000
      Legal Fees and Expenses.........................................  150,000
      Trustee Fees....................................................   10,000
      Miscellaneous...................................................  320,931
                                                                       --------
          Total....................................................... $800,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article Nine of the Registrant's Certificate of Incorporation ("Article Nine") is consistent with Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which generally permits a company to include a provision limiting the personal liability of a director in the company's certificate of incorporation. With limitations, Article Nine eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. However, Article Nine does not eliminate director liability (i) for breaches of the duty of loyalty to the Registrant and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for transactions from which a director derives improper personal benefit and (iv) under Section 174 of the DGCL ("Section 174"). Section 174 makes directors personally liable for unlawful dividends and stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability. Article Nine provides further that a director shall not be personally liable to the Registrant or its stockholders to such further extent as permitted by any law subsequently enacted, including any subsequent amendment to the DGCL. While Article Nine protects the directors from awards for monetary damages for breaches of their duty of care, it does not eliminate their duty of care.

  With certain limitations, Article Eight of the Registrant's By-Laws ("Article Eight") provides for indemnification of any of the Registrant's past, present and future officers and directors against liabilities and reasonable expenses incurred in any criminal or civil action by reason of such person's being or having been an officer or director of the Registrant or of any other corporation which such person serves as such at the request of the Registrant. Indemnification under Article Eight is limited to officers and directors who have acted in good faith and in a manner they reasonably believed to be in the best interests of the Registrant. Any questions regarding whether the officer or director has met the required standards of conduct are to be answered by (i) a majority of disinterested directors, (ii) a written opinion of a reputable disinterested legal counsel selected by the Board or (iii) the stockholders. Indemnification rights under Article Eight are non-exclusive. In the event of an officer's or director's death, such person's indemnification rights shall extend to his or her heirs and legal representatives. Rights under Article Eight are separable, and if any part of that section is determined to be invalid for any reason, all other parts remain in effect.

  Under section 145 of the DGCL, directors and officers, as well as other employees and individuals, may be indemnified against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation--a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Article Ten of the Registrant's Certificate of Incorporation ("Article Ten") provides that the Registrant shall indemnify its directors and officers (and, in the discretion of the Board, employees of the Registrant or persons serving at the request of the Registrant in any other capacity for or on behalf of the Registrant) to the full extent permitted by law against any liability or expense actually and reasonably incurred. Article Ten provides further that the Registrant shall advance expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such officer or director is not entitled to be indemnified.

  With the approval of the Registrant's stockholders, the Registrant has entered into Directorship Agreements with its directors. These Directorship Agreements provide that the directors will be indemnified to the fullest extent permitted by law against all expenses (including attorneys' fees), judgments, fines, amounts paid or incurred by them for settlement in any action or proceeding, including any derivative action, on account of their service as directors of the Registrant or of any subsidiary of the Registrant or of any other company or enterprise in which they are serving at the request of the Registrant. No indemnity will be provided to any director under these agreements on account of liability for any breach of the director's duty of loyalty to the Registrant, such subsidiaries, stockholders or enterprises, any act or omission not in good faith or which involved intentional misconduct or a knowing violation of laws, or any transaction from which the director derived an improper personal benefit. In addition, no indemnification will be provided for which payment is made to or on behalf of the director under any insurance policy, except with respect to any excess amount to which the director is entitled under the Directorship Agreement beyond the amount of payment under such insurance policy, if a court having jurisdiction in the matter finally determines that such indemnification is not lawful under any applicable statute or public policy, or in connection with any proceeding initiated by the director, or any proceeding by the director against the Registrant or its directors, officers, employees or other persons entitled to be indemnified by the Registrant, unless (i) the Registrant is expressly required by law to make the indemnification, (ii) the proceeding was authorized by the Board of Directors of the Registrant or (iii) the director initiated the proceeding pursuant to the Directorship Agreement and the director is successful in whole or in part in the proceeding.

  In connection with the Note Offering and the Common Stock Offering, the Registrant has purchased an insurance policy which provides coverage for the Registrant and its directors and officers against loss, liability, cost or expense incurred under the federal securities laws.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  EXHIBIT
  NUMBER                               DESCRIPTION
  -------                              -----------
    1.1    Form of Underwriting Agreement for Notes
    1.2    Form of Underwriting Agreement for Common Stock
    4.1*   Form of Indenture for Notes
    4.2*   Form of Notes (included as Exhibit A to the Form of Indenture for
           Notes included
           as Exhibit 4.1 hereto)
    4.3*   Specimen Certificate for Common Stock (incorporated by reference to
           Exhibit 4.1 to the Registrant's Registration Statement on Form S-1
           (File No. 33-98302))
    5.1*   Opinion of Freeborn & Peters
   10.1*   Employment Agreement between the Company and Michael J. Loeffler dated as of October 1, 1997
   10.2*   Employment Agreement between the Company and Robert C. Early dated as of October 1, 1997

  EXHIBIT
  NUMBER                         DESCRIPTION
  -------                        -----------
   12.1*   Computation of Ratio of Earnings to Fixed Charges
   23.1*   Consent of Price Waterhouse LLP
   23.2*   Consent of Freeborn & Peters (contained in Exhibit 5.1)
   24.1*   Power of Attorney
   25.1*   Statement of Eligibility of Trustee


---------------------
*Previously filed

ITEM 17. UNDERTAKINGS

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby further undertakes that:

    1. For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    2. For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 17th day of March, 1998.

                                          May & Speh, Inc.

                                                  /s/ Peter I. Mason
                                          By: _________________________________
                                                      Peter I. Mason
                                               Chairman, President and Chief
                                                     Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities described below on March 17, 1998.

                 SIGNATURE                                     TITLE
                 ---------                                     -----


          /s/ Peter I. Mason                Chairman, President and Chief Executive
___________________________________________   Officer (principal executive officer)
              Peter I. Mason

        /s/ Eric M. Loughmiller             Executive Vice President, Chief Financial
___________________________________________   Officer and Secretary (principal
            Eric M. Loughmiller               financial officer)

                     *                      Vice President, Chief Accounting Officer
___________________________________________   and Treasurer (principal accounting
           Willard E. Engel, Jr.              officer)

                     *                      Executive Vice President, Corporate
___________________________________________   Development and a Director
              Robert C. Early

                     *                      Chairman Emeritus
___________________________________________
            Albert J. Speh, Jr.

                     *                      Director
___________________________________________
            Deborah A. Bricker

                     *                      Director
___________________________________________
               Casey Cowell

                     *                      Director
___________________________________________
             Lawrence J. Speh

                     *                      Director
___________________________________________
             Paul G. Yovovich

                     *                      Director
___________________________________________
              Jonathan Zakin

    *   /s/ Eric M. Loughmiller
___________________________________________
           Eric M. Loughmiller,
       pursuant to power of attorney

                               INDEX TO EXHIBITS

                                                                    SEQUENTIALLY
 EXHIBIT                                                              NUMBERED
 NUMBER                         DESCRIPTION                             PAGE
 -------                        -----------                         ------------
 1.1     Form of Underwriting Agreement for Notes.................
 1.2     Form of Underwriting Agreement for Common Stock..........